UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

Network Communications, Inc.
(Exact name of registrant as specified in its charter)

Georgia	333-134701	58-1404355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Newpoint Parkway, Lawrenceville, GA 30043
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 962-7220

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 10, 2008, Network Communications, Inc. (the “Company”) and as parent, Gallarus Media Holdings, Inc. (“Holdings”) entered into an amendment to the Company’s Revolving Loan Credit Agreement dated July 20, 2007 by and among the Company, the Lenders (as defined in Article 1 thereto), Toronto Dominion (Texas) LLC, as Administrative Agent and as Collateral Agent for the Lenders (the “Administrative Agent”) and certain other parties thereto (the “Revolving Credit Facility”), with the Administrative Agent and the other parties thereto (the “Amendment”). The Amendment amends Section 6.11 of the Revolving Credit Facility to extend each of the existing applicable Interest Coverage Ratios (as defined in the Revolving Credit Facility) as follows:

1)	For the Closing Date (as defined in the Revolving Credit Facility) through the Quarterly Reporting Period ending on March 29, 2009, 1.75:1.00;

2)	For the Quarterly Reporting Period beginning March 30, 2009 through the Quarterly Reporting Period ending March 28, 2010, 2.00:1.00,

3)	Thereafter, 2.25:1.00.

All other terms of the Revolving Credit Facility remain unaltered and in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMMUNICATIONS, INC.

Date: June 25, 2008	By: /s/ Gerard P. Parker Gerard P. Parker Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)